SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 9, 2008

POWER MEDICAL INTERVENTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33770	23-3011410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Address of principal executive offices) (Zip Code)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Mailing Address)

(267) 775-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

On September 9, 2008, we entered into two definitive agreements with Intuitive Surgical, Inc. The first is a License and Development Agreement to jointly develop a surgical stapling device which will attach to Intuitive’s da Vinci Surgical Systems and will utilize our patented technology.  Once developed, this attachment will enable Intuitive’s da Vinci Surgical Systems to cut and staple tissue in a broad array of surgical applications.  Under the terms of the agreement, we will receive an upfront license payment of $12.5 million and additional payments of up to $7.5 million over the next 24 months, based upon the achievement of agreed upon milestones. We will also be responsible for providing at our expense up to an aggregate of 3,900 man hours of engineering and technical support services to Intuitive to assist Intuitive in designing and developing the new device.

The second agreement is an exclusive Reload Supply Agreement whereby we will manufacture and be the exclusive supplier to Intuitive of staple reloads for the newly developed device.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/ John P. Gandolfo
John P. Gandolfo
Chief Financial Officer

Date: September 12, 2008